UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13, 15(d), or 37 of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2009

TENNESSEE VALLEY AUTHORITY
(Exact name of registrant as specified in its charter)

A corporate agency of the United States created by an act of Congress (State or other jurisdiction of incorporation or organization)	000-52313 (Commission file number)	62-0474417 (IRS Employer Identification No.)

400 W. Summit Hill Drive Knoxville, Tennessee (Address of principal executive offices)		37902 (Zip Code)

(865) 632-2101
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On February 9, 2009, TVA entered into an agreement to issue two series of TVA Power Bonds.  The first series consists of 2.25% 2009 Series A Power Bonds, with an aggregate principal amount of $22,409,000 and a maturity date of November 15, 2015 (the “Series A Bonds”).  The second series consists of 3.77% 2009 Series B Power Bonds, with an aggregate principal amount of $469,454,000 and a maturity date of June 15, 2034 (the “Series B Bonds”).  The settlement date for the transaction is February 13, 2009.  The Series A Bonds pay interest semi-annually on each May 15 and November 15, beginning May 15, 2009.  The Series B Bonds pay interest semi-annually on each June 15 and December 15, beginning June 15, 2009.  On each interest payment date (including the maturity dates), a specified portion of each series of bonds will be redeemed by TVA.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 13, 2009	Tennessee Valley Authority
(Registrant)

/s/ Kimberly S. Greene
Kimberly S. Greene
Chief Financial Officer and Executive Vice President, Financial Services